Exhibit 10.12

VERIFYME, INC.

Amendment to NON-QUALIFIED STOCK OPTION AGREEMENTS NON-Plan

This Amendment (the “Amendment”), dated as of April 16, 2020, by and between VerifyMe, Inc., a Nevada corporation (the “Company”), and Patrick White (the “Optionee”), amends the Non-Qualified Option Agreement Non-Plan dated April 17, 2018 and the Non-Qualified Option Agreement Non-Plan dated August 2017, each by and between the Company and the Optionee (collectively, the “Agreements”). Terms used herein and otherwise undefined have the meanings given such terms in the respective Agreement.

Whereas, the Compensation Committee of the Board of Directors of the Company approved a three-year extension of the expiration date of the option awards granted pursuant to the Agreements such that the options expire eight years from the date of grant instead of five years.

Now, Therefore, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Section 1 of each of the Agreements is amended to provide for the grant of non-qualified eight-year stock options.

2.            Section 3(b) of each of the Agreements is amended to provide that subject to the terms and conditions of each of the Agreements, the Expiration Date of the Options will be until 6:00 p.m. New York time eight years from the Grant Date.

3.            Except as specifically modified or amended by the terms of this Amendment, the Agreements and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in each of the Agreements to itself shall be deemed references to the Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the day and year first above written.

VERIFYME, INC.

By:	/s/ Marshall Geller
Marshall Geller Chair, Compensation Committee

ACCEPTANCE

I, Patrick White, hereby certify that I have read and fully understand the foregoing Amendment. I hereby execute this Amendment to indicate my acceptance of the Amendment and my intent to comply with the terms thereof.

/s/ Patrick White
Optionee